As filed with the Securities and Exchange Commission on September 30, 1997
                                                 Registration No. 33-28301



                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

               ------------------------------------
                  POST-EFFECTIVE AMENDMENT NO. 2
                                TO
                             FORM S-3
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933
               ___________________________________

                    PEOPLES FIRST CORPORATION
      (Exact name of registrant as specified in its charter)

          KENTUCKY                             61-1023747
          (State or other juris-            I.R.S. Employer
          diction of incorpora-             Identification No.)
          tion or organization)


          100 SOUTH FOURTH STREET
          P.O. Box 2200
          PADUCAH, KENTUCKY                       42002-2200
          (Address of principal                   (Zip Code)
          executive offices)


   PEOPLES FIRST CORPORATION SHARE OWNER DIVIDEND REINVESTMENT
                     AND STOCK PURCHASE PLAN
                     (Full title of the Plan)

                EILEEN M. DUOBINIS-GRAY, SECRETARY
                    PEOPLES FIRST CORPORATION
                          P.O. BOX 2200
                     100 SOUTH FOURTH STREET
                  PADUCAH, KENTUCKY  42002-2200
                          (502) 441-1200
      (Name, address, telephone number, including area code
                 of agent for service of process)

                    COPY OF COMMUNICATIONS TO:
                         R. James Straus
                        Alan K. MacDonald
                    BROWN, TODD & HEYBURN PLLC
                      3200 Providian Center
                    Louisville, Kentucky 40202
                          (502) 589-5400

     Approximate date of commencement of proposed sale of the securities to the public: As promptly as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are to be
offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/
                               ---


                 CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------


Title of                          Proposed             Proposed
Securities                        Maximum              Maximum          Amount
  to be        Amount to be    Aggregate Price        Aggregate      Registration
Registered     Registered (2)  Per Unit (1)(2)    Offering Price (1)      Fee
-----------    --------------  ---------------    ------------------ ------------
Common Stock,  1,203,930       $6.48              $7,800,000         $1,560
no par value      shares

---------------------------------------------------------------------------
(1) Estimated and calculated pursuant to Rule 457(c) solely for the purpose of computing the registration fee on the basis of the average of the bid and asked prices for the Common
     Stock as of April 20, 1989.

(2) As adjusted for 2-for-1 stock splits effected in the form of 100% stock dividends on December 29, 1989 and January 4,
     1994 and 5% stock dividends on May 16, 1995, February 19,
     1996, and February 21, 1997.



PROSPECTUS DATED SEPTEMBER 30, 1997

                    PEOPLES FIRST CORPORATION
              SHARE OWNER DIVIDEND REINVESTMENT PLAN
         As Amended and Restated as of September 30, 1997

                  706,550 Shares of Common Stock
                        Without Par Value



     Peoples First Corporation (the "Corporation") offers 706,550 shares of its common stock without par value (the "Common Shares") to be issued to shareholders of the Corporation in accordance with the terms and conditions of the Peoples First Corporation Share Owner Dividend Reinvestment Plan, as amended and restated as of September 30, 1997 (the "Plan").

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The price per share for Common Shares purchased under the Plan is the "market price" for the Common Shares, which will be the average of the bid and asked prices for the Common Shares as reported on the Nasdaq National Market, at the close of business on the last five trading days of the month preceding the dividend payment month, unless the Corporation's Board of Directors determines in good faith that the price so determined does not represent the fair value of the Common Shares and sets a different market price. The last sales price reported for the Common Shares as of the close of business on September 19, 1997, was $29.50 per share. See Section V of the Plan, the full text of which is attached as Appendix A to this Prospectus.

        The date of this Prospectus is September 30, 1997.

                       AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance with the Exchange Act files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities of the Commission, Room 1024, 450 Fifth Street, N.W., Washington,
D.C. 20549; at the Commission's New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and at the Commission's Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington. D.C. 20549, at prescribed rates. Copies may also be obtained through the Internet from the Commission's site on the World Wide Web at the following address: http://www.sec.gov.

     The Corporation has filed with the Commission in Washington, D.C. a registration statement (herein together with all amendments thereto called the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities covered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. For further information, please refer to the Registration Statement including the exhibits filed or incorporated as a part thereof. Copies of the Registration Statement can be inspected and copied at the offices of the Commission as set forth above.

               DOCUMENTS INCORPORATED BY REFERENCE

     The following documents, filed by the Corporation with the Commission under the Exchange Act, are incorporated in this Prospectus by reference:

          (a) The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

          (b) The Corporation's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31 and June 30, 1997;

          (c) The description of the Corporation's Common Shares contained in the Corporation's Registration Statement on Form 8-A, filed with the Commission on April 29, 1988, and any amendments or report filed thereafter for the purpose of updating such description; and

          (d) The description of the Rights Agreement between Peoples First and Boatmen's Trust Company, Rights Agent dated January 18, 1995 contained in the Registration Statement of Peoples First on Form 8-A, filed with the Commission on January 18, 1995, and any amendments or reports filed thereafter for the purpose of updating such description.

     All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus shall be deemed to be incorporated by reference into and made a part of this Prospectus from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference into this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus, or in a document subsequently filed, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE UPON ORAL OR WRITTEN REQUEST FROM EILEEN M. DUOBINIS-GRAY, SECRETARY, PEOPLES FIRST CORPORATION, 100 SOUTH FOURTH STREET, P.O. BOX 2200, PADUCAH, KENTUCKY 42002-2200,
(502) 441-1314.

                         TABLE OF CONTENTS

                                                         Page No.

AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . .2
DOCUMENTS INCORPORATED BY REFERENCE. . . . . . . . . . . . . . .2
SHARE OWNER DIVIDEND REINVESTMENT PLAN . . . . . . . . . . . . .5
     General.. . . . . . . . . . . . . . . . . . . . . . . . . .5
     Purpose . . . . . . . . . . . . . . . . . . . . . . . . . .5
     Investment Options. . . . . . . . . . . . . . . . . . . . .5
     Costs . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     Purchases . . . . . . . . . . . . . . . . . . . . . . . . .6
     Report to Participants. . . . . . . . . . . . . . . . . . .6
     Dividends . . . . . . . . . . . . . . . . . . . . . . . . .6
     Issuance of Certificates. . . . . . . . . . . . . . . . . .6
     Withdrawal of Certificates. . . . . . . . . . . . . . . . .7
     Deposit of Certificates . . . . . . . . . . . . . . . . . .7
     Termination; Amendment. . . . . . . . . . . . . . . . . . .7
     Disposition of Shares . . . . . . . . . . . . . . . . . . .7
     Rights Offering . . . . . . . . . . . . . . . . . . . . . .8
     Stock Dividends and Splits. . . . . . . . . . . . . . . . .8
     Voting. . . . . . . . . . . . . . . . . . . . . . . . . . .8
     Communications. . . . . . . . . . . . . . . . . . . . . . .8
USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . .8
INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . .8
LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . .9
EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
APPENDIX A -- Peoples First Corporation Share Owner Dividend
   Reinvestment Plan . . . . . . . . . . . . . . . . . . . . .A-1


                     PEOPLES FIRST CORPORATION
                     100 South Fourth Street
                   Paducah, Kentucky 42002-2200
                          (502) 441-1314

                        __________________

              SHARE OWNER DIVIDEND REINVESTMENT PLAN
                        __________________

     General. On May 13, 1987, the Board of Directors adopted the Peoples First Corporation Share Owner Dividend Reinvestment Plan (the "Plan"). The Plan became effective with the 1987 third quarter dividend and is administered by the Board of Directors. The Board of Directors originally reserved 260,000 Common Shares for issuance of the Plan, which number, net of shares issued from time to time under the Plan, has been adjusted to 706,550 shares to reflect 2-for-1 stock splits effected by the Corporation in the form of 100% stock dividends on December 29, 1989 and January 4, 1994, and 5% stock dividends on May 16, 1995, February 19, 1996, and February 21, 1997.

     In September 1997, the Board of Directors amended the Plan to terminate the option to purchase Common Shares with optional payments.

     All shareholders of the Corporation who hold a minimum of 100 Common Shares are entitled to participate in the Plan at any time by signing an Authorization Form and returning it to the Dividend Reinvestment Agent.

     The full text of the Plan, as amended and restated, is set forth in Appendix A to this Prospectus. The following discussion of the Plan is qualified in its entirety by reference to the text of the Plan.

     Purpose. The purpose of the Plan is to provide shareholders of the Corporation with a simple and convenient method to invest cash dividends in additional Common Shares without payment of any brokerage commission or service charge.

     Investment Options. The Plan provides two types of investment options, and a participant may change the type of option at any time. The first investment option is Full Dividend Reinvestment whereby the participant reinvests dividends on all Common Shares held by him. A participant must hold at least 100 Common Shares to elect the full reinvestment option. The second investment option is Partial Dividend Reinvestment whereby a participant reinvests dividends on less than all of the Common Shares held by him and continues to receive cash dividends on the other shares. A participant must elect to reinvest dividends on a minimum of 100 Common Shares.

     Cash dividends on Common Shares held in a participant's account under the Plan are automatically reinvested to purchase additional shares regardless of which investment option is selected.

     Costs. Participants will incur no expenses in connection with purchases under the Plan. The Corporation reserves the right, however, to establish a service charge prospectively if excessive issuances of stock certificates are requested by a participant. All Common Shares purchased pursuant to the Plan will be newly issued shares, purchased directly from the Corporation. There will be no brokerage fees (except a nominal fee to liquidate any fractional shares when a participant terminates participation). All costs of administration of the Plan are paid by the Corporation.

     Purchases. The price of Common Shares purchased pursuant to the Plan under any of the investment options will be the "Market Price." The Market Price will be the average of the closing bid and asked prices for the Common Shares, as reported on the Nasdaq National Market, on the last five trading days of the month preceding the dividend payment month, unless the Corporation's Board of Directors determines in good faith that the price so determined does not represent the fair value of the Common Shares and sets a different Market Price. In no event will the Market Price be less than the stockholders' equity per Common Share computed in accordance with generally accepted accounting principles consistently applied in the Corporation's consolidated financial statements as of the end of the most recently completed fiscal quarter.

     Cash dividends on Common Shares will also be applied by the Corporation to the purchase of additional shares on dividend payment dates. The number of Common Shares to be purchased by a participant will be that number of shares, including fractions computed to four decimal places, equal to the amounts invested divided by the applicable purchase price.

     Purchases of Common Shares pursuant to the Plan will only be made to the extent dividends allocated to purchases by participants are actually declared. While the Corporation currently intends to continue to consider the payment of dividends quarterly, such dividends, if any, will depend upon the Corporation's earnings, financial condition, and prospects.

     Report to Participants. Each participant in the Plan will receive a Statement of Account each quarter showing the amounts invested, purchase prices, the number of shares purchased and other information for the year to date.

     Dividends. A participant's account will be credited on the dividend payment date with dividends on whole shares of Common
Shares and on fractions of shares held in the participant's account to the extent of four decimal places.

     Issuance of Certificates. Common Shares purchased under the Plan will be registered in the Corporation's name, as agent for the participant. Certificates for shares will be issued to participants only upon request, so as to protect against loss, theft or destruction of the certificates. Certificates for a fractional share will not be issued under any circumstances. See "Termination; Amendment."

     Withdrawal of Certificates. A participant may withdraw certificates for some or all of the Common Shares held under the Plan and continue to participate with respect to those shares. The Corporation reserves the right to establish (for prospective application after reasonable notice to participants) a service charge for participant accounts as to which excessive issuances of certificates are requested.

     Deposit of Certificates. A participant may also deposit stock certificates for other Common Shares registered in the participant's name with the Dividend Reinvestment Agent for safekeeping, free of charge. Shares represented by such certificates will be credited as held in the participant's account under the Plan, and dividends will be reinvested on such shares. Shares deposited with the Dividend Reinvestment Agent may be withdrawn at any time by notifying the Dividend Reinvestment Agent in writing, but such withdrawal will not affect the reinvestment of dividends on such Shares.

     Termination; Amendment. To terminate participation in the Plan, a participant must send a written request for termination to the Corporation's Dividend Reinvestment Agent. When participation in the Plan is terminated, certificates for whole Common Shares held in the participant's account under the Plan will be issued, a cash payment based on the amount of the then current Market Price will be made for any fraction of a share, and the account will be closed. A participant may stop all investment on any day of purchase if written notification to stop such investment is received by the Dividend Reinvestment Agent by the last business day of the month preceding the dividend payment month. The Corporation will automatically terminate a participant's account at any time the account holds less than one whole Common Share.

     The Board may, in its sole discretion, terminate the Plan at any time for any reason, or it may amend the Plan in any respect provided that participants have 30 days' notice prior to the effectiveness of any amendment that would have an adverse effect on participants in order that they may elect to cease their participation. If the Plan is so terminated, the participants' accounts will be closed in the manner described above as if the participants had themselves terminated their respective accounts.

     Disposition of Shares. If a participant who is reinvesting cash dividends on all of Common Shares registered in the participant's name disposes of a portion of such shares, the Corporation will continue to reinvest the dividends on the remainder of the shares.

     If a participant who is reinvesting cash dividends on part of the shares registered in the participant's name disposes of a portion of such shares, the Corporation will continue to reinvest dividends on the remainder of the shares up to the number of shares originally authorized.

     Rights Offering. A participant's entitlement in a rights offering, if any, will be based upon the participant's total holdings on the same basis as the participant's dividend is computed each dividend payment cycle. Rights certificates, if any, will be issued only for the number of whole shares. Rights based on a fraction of a share held in a participant's account may be sold for the participant's account, and in which case a check for the amount of the net proceeds would be sent to the participant.

     Stock Dividends and Splits. Any Common Shares distributed as a result of a stock dividend by the Corporation on the shares held in the account of a participant under the Plan will be added to the participant's account. Stock dividends distributed on account of shares registered in the name of the participant will be mailed directly to the shareholder in the same manner as to shareholders who are not participating in the Plan. The Corporation's Board of Directors must adjust the number of Common Shares reserved for issuance under the Plan in the event of a stock split, stock dividend, reclassification, reverse stock split or other similar change in the Common Shares.

     Voting. A participant will be sent a proxy card for voting all of the shares for which the participant holds certificates and for all uncertificated whole Common Shares held in the participant's Plan account. Fractional shares will not be voted.

     If the proxy card is returned and no voting instructions are given with respect to any item thereon, all of the participant's shares will be voted in accordance with the recommendations of the Board. If the proxy card is not returned, or if it is returned unsigned by the registered owner(s), none of the participant's shares will be voted.

     Communications. Participants should address all communications to the Corporation relating to the Plan to the Corporation's Dividend Reinvestment Agent, Registrar and Transfer
Company, 10 Commerce Drive, Cranford, NJ 07016-3572, telephone
(800) 368-5948.

                         USE OF PROCEEDS

     The Corporation intends to use the proceeds from the shares of Common Shares issued in connection with the Plan for general corporate purposes.

                         INDEMNIFICATION

     The Corporation's Articles of Incorporation require the Corporation to indemnify its directors, officers, employees, and agents to the fullest extent permitted by Kentucky law. Under Kentucky law, a director, officer, employee, or agent may be indemnified for judgments, penalties, fines, settlements, and reasonable expenses incurred by that person in connection with that person's official capacity in the Corporation. Indemnification against reasonable legal expenses in such a proceeding is mandatory when the person is wholly successful in the defense of the proceeding. However, under no circumstances may a person be indemnified for any actions taken in bad faith.

     The Securities and Exchange Commission has taken the position that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. This statement is being included in accordance with the requirements of the Commission, which are generally applicable to all securities being registered under the Securities Act and not pursuant to any requirements being imposed specifically upon the Corporation.

                          LEGAL MATTERS

     Brown, Todd & Heyburn PLLC, 3200 Capital Holding Center,
Louisville, Kentucky 40202, has passed upon the legality of the Common Shares offered hereby.

                             EXPERTS

     The consolidated financial statements of Peoples First Corporation and subsidiaries as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 incorporated by reference in the Registration Statement have been incorporated in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, Independent Certified Public Accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                                                       APPENDIX A

                    PEOPLES FIRST CORPORATION
              SHARE OWNER DIVIDEND REINVESTMENT PLAN
         As Amended And Restated as of September 30, 1997

I.  PURPOSE

     The purpose of this Peoples First Corporation (the
"Corporation") Share Owner Dividend Reinvestment Plan (the
"Plan") is to provide shareholders of the Corporation
("Shareholders") a simple and convenient method to invest cash dividends in additional shares of the Corporation's common stock, no par value ("Common Shares"), without payment of any brokerage commission or service charge.

II.  ADMINISTRATION

     The Plan will be administered by the Board of Directors of the Corporation (the "Board"). The Board shall have full authority to establish regulations for the administration of the Plan and to make any other determination it deems necessary to administer the Plan.

III.  PARTICIPATION

     All Shareholders who hold a minimum of 100 Common Shares are entitled to join the Plan at any time by signing an "Authorization Form" and returning it to the Corporation's
Dividend Reinvestment Agent. An Authorization Form and postage-paid envelope may be obtained at any time by contacting the Dividend Reinvestment Agent.

     The Authorization Form must be received by the Dividend Reinvestment Agent no later than the last business day of the month preceding the month in which the dividend is paid in order to reinvest that dividend, in accordance with the schedule in the following table. A new Authorization Form need not be submitted for subsequent quarters unless a change in investment option is desired. The investment date will be the Corporation's dividend payment date (typically the fifteenth day of the month in which a dividend is to be paid). The following table illustrates the date on which Authorization Forms must be received by the Dividend Reinvestment Agent in order to participate in the Plan on the next investment date. (Months indicated are based on the Corporation's present dividend payment cycle and are subject to changes in the Corporation's dividend payment cycle as determined by the Board):

Authorization Form Must Be
Received on or Before Last         To Have Dividend Reinvested on
Business Day of:                   Dividend Payment Date in:
January                            February
April                              May
July                               August
October                            November


     The Authorization Form provides for the purchase of additional Common Shares through the following investment options under the Plan:

     Full Dividend Reinvestment. A participant may reinvest dividends on all Common Shares held by a participant at the "Market Price," as determined pursuant to Article V(a) of this Plan. A participant must hold at least 100 Common Shares to elect the full dividend reinvestment option.

     Partial Dividend Reinvestment. A participant may reinvest dividends on less than all of the Common Shares held by a participant at the Market Price and continue to receive cash dividends on the other Common Shares. A participant must elect to reinvest dividends on a minimum of 100 Common Shares.

     Cash dividends on Common Shares held in a participant's account under the Plan are automatically reinvested to purchase additional Common Shares regardless of which investment option is selected.

     A participant may change the investment option at any time by signing a new Authorization Form and returning it to the Dividend Reinvestment Agent. Any change in the investment option with respect to reinvestment of dividends must be received by the Dividend Reinvestment Agent by the same dates indicated in the table above.

IV.  COSTS

     Participants shall incur no expenses in connection with purchases under the Plan, unless the Board invokes the provision in the last paragraph of Article IX of this Plan as to any account. There are no brokerage fees because Shares are purchased directly from the Corporation. All costs of administration of the Plan are paid by the Corporation. A participant who terminates participation in the Plan may be assessed a nominal fee to cover any commission charged to liquidate any fractional share remaining after distribution of whole Common Shares held in the participant's account.

V.  PURCHASES

     (a) Price. The price of Common Shares purchased with reinvested Common Share dividends will be the Market Price.

     The Market Price shall be the average of the closing bid and asked prices for the Common Shares, as reported on the Nasdaq National Market, on the last five trading days of the month preceding the dividend payment month, unless the Board determines in good faith that the price so determined does not represent the fair value of Common Shares and, therefore, determines a different Market Price. In determining whether the Market Price represents the fair value of the Common Shares, the Board may base its decision on its sole good faith judgment or, in whole or in part, on the advice rendered to it by investment banking and other financial advisors, including investment banking firms that may make a market in Common Shares. The Board reserves the right to suspend a quarterly investment of dividends should it determine in its sole discretion that a trade would not represent a fair and equitable transaction. In no event will the Market Price be less than the stockholders' equity per Common Share computed in accordance with the generally accepted accounting principles consistently applied in the Corporation's consolidated financial statements as of the end of the most recently completed fiscal quarter or year for which a report on Form 10-Q or Form 10-K has been filed with the United States Securities and Exchange Commission.

     (b) Number. Each participant's account will be credited with that number of Common Shares, including fractions computed to four decimal places, equal to the amounts to be invested divided by the applicable purchase price.

     (c) When. Cash dividends on Common Shares will be applied by the Corporation to the purchase of additional Common Shares on dividend payment dates.

VI.  REPORTS TO PARTICIPANTS

     Each participant in the Plan will receive a Statement of Account each quarter showing the amounts invested, purchase prices, Common Shares purchased and other information for the year to date. In addition, each participant will be sent the same communications sent to every other shareholder.

VII.  DIVIDENDS

     A participant's account will be credited on the dividend payment date with dividends on whole Common Shares held in a participant's account and on fractions of Common Shares held in a participant's account to the extent of four decimal places immediately prior to such dividend payment date. The initial dividends for Common Shares purchased under the Plan on an investment date will be paid on the next dividend payment date following such investment date.

VIII.  ISSUANCE OF CERTIFICATES

     Common Shares purchased under the Plan will be registered in the name of the Corporation, as agent for participants in the Plan, and, so as to protect against loss, theft or destruction of stock certificates, certificates for such Shares will not be issued to participants unless requested. The number of Common Shares held in an account under the Plan will be shown on the participant's quarterly Statement of Account.

     Certificates for any number of whole Common Shares held in an account under the Plan will be issued within two weeks after receipt of a written request, which should be signed by the participant (or participants if a joint registration) who wishes to remain in the Plan. This request must be mailed to the Dividend Reinvestment Agent. Any remaining full Common Shares and fractions of a Common Share will continue to be held by the Corporation, as agent, in the participant's account. Certificates for a fractional Common Share will not be issued under any circumstances.

     An institution that is required by law to maintain physical possession of certificates may request a special arrangement regarding the issuance of certificates for Common Shares purchased under the Plan. This request must be mailed to the Dividend Reinvestment Agent.

     Accounts under the Plan are maintained in the names in which certificates of the participants were registered at the time they entered the Plan. Certificates for whole Common Shares will be similarly registered when issued.

     Common Shares held in the account of a participant under the Plan may not be pledged. A participant who wishes to pledge such Common Shares must request that certificates for such Common
Shares be issued in the participant's name.

IX.  WITHDRAWAL OF CERTIFICATES

     A participant can withdraw certificates for some or all of the Common Shares held under the Plan and continue to participate with respect, to those Common Shares. Certificates for any number of whole Common Shares held in the participant's account under the Plan will be issued within two weeks after receipt of a written request, which must be signed by the participant (or participants if a joint registration) who wishes to continue to participate with respect to those Shares. This request must be mailed to the Dividend Reinvestment Agent. Any remaining full Common Shares and a fraction of a Common Share will continue to be held by the Corporation, as agent for the participant's account.

     Certificates for a fractional Common Share will not be issued under any circumstances.

     The Corporation reserves the right, to be exercised by the Board, to establish for prospective application after reasonable notice to participants a service charge for participant accounts as to which excessive issuances of certificates are requested.

X.  DEPOSIT OF CERTIFICATES

     A participant may also deposit stock certificates for other Common Shares registered in the participant's name with the Dividend Reinvestment Agent for safekeeping, free of charge. Common Shares represented by such certificates will be credited as accrued Common Shares held in the participant's account under the Plan, and dividends will be reinvested on such Common Shares. Common Shares deposited with the Dividend Reinvestment Agent may be withdrawn at any time by notifying the Dividend Reinvestment Agent in writing, but such withdrawal will not affect the reinvestment of dividends on such Common Shares.

XI.  TERMINATION; AMENDMENT

     To terminate participation in the Plan, a participant (or participants if a joint registration) must send a written request for termination to the Dividend Reinvestment Agent. When participation in the Plan is terminated, certificates for whole Common Shares held in the participant's account under the Plan will be issued, a cash payment based on Market Price as of the date of termination will be made for any fraction of a Common Share, and the account will be closed. The participant may be assessed a nominal fee to cover the commission charged for liquidating any fractional shares.

     Participation in the Plan may be terminated at any time. A participant may stop all investment on any date of purchase (the dividend payment date) if written notification to stop such investment is received by the Dividend Reinvestment Agent by the last business day of the month preceding the dividend payment month. The Corporation will automatically terminate a participant's account at any time the account holds less than one whole Common Share.

     The Board may, in its sole discretion, terminate the Plan at any time and for any reason, or for no reason at all, or it may amend the Plan in any respect; provided, however, that no amendment which has an adverse effect on participants shall become effective until after participants have been given 30 days' notice of the amendment and, following such notice, have not elected to cease their participation. If the Plan is terminated, the accounts of participants will be closed in the manner described above as if the participants had themselves terminated their respective accounts.

XII.  DISPOSITION OF COMMON SHARES

     If a participant who is reinvesting cash dividends on all of the Common Shares registered in the participant's name disposes of a portion of such Common Shares, the Corporation will continue to reinvest the dividends on the remainder of the Common Shares.

     If a participant who is reinvesting cash dividends on part of the Common Shares registered in the participant's name disposes of a portion of such Common Shares, the Corporation will continue to reinvest dividends on the remainder of the Common Shares up to the number of Common Shares originally authorized.

XIII.  RIGHTS OFFERINGS

     A participant's entitlement in a rights offering, if any, will be based upon the participant's total holdings just as the participant's dividend is computed each dividend payment cycle. Rights certificates, if any, will be issued only for the number of whole Common Shares. Rights based on a fraction of a Common Share held in a participant's account may be sold for the participant's account, in which case a check for the amount of the net proceeds will be sent to the participant.

XIV.  STOCK DIVIDENDS AND SPLITS

     Any Common Shares distributed as a result of a stock dividend by the Corporation on the Common Shares held in the account of a participant under the Plan will be added to the participant's account. The Common Shares distributed as a stock dividend on Common Shares registered in the name of the participant will be mailed directly to the shareholder in the same manner as to shareholders who are not participating in the Plan. The Corporation's Board of Directors shall adjust the number of shares of Common Stock reserved for issuance under the Plan in the event of a stock split, stock dividend, reclassification, reverse stock split or other similar change in the Common Stock.

XV.  PROXIES

     A participant will be sent a proxy form for voting all Common Shares for which the participant holds certificates and for all uncertificated whole Common Shares held by the Corporation in the participant's Plan account. The Common Shares represented by such proxy form will be voted as indicated by the participant on the proxy form. Fractional Common Shares will not be voted.

     If the proxy form is returned, and no voting instructions are given with respect to any item thereon, all of the participant's Common Shares (including whole Plan Common Shares) will be voted in accordance with the recommendations of the Board. This is the same procedure that is followed for all shareholders who return proxy forms and do not provide instructions. If the proxy form is not returned, or if it is returned unsigned by the registered owner(s), none of the participant's Common Shares will be voted.

XVI.  NOTICES

     Any notice to be given to the Corporation under the Plan will be deemed given when received by the Corporation's Dividend Reinvestment Agent at the address shown below. Any notice to be given to a participant by the Corporation under the Plan shall be deemed given when sent by the Corporation or the Dividend Reinvestment Agent by U.S. Mail, postage prepaid, to the participant's address as shown on the stock transfer records of the Corporation.

     The address of the Corporation's Dividend Reinvestment Agent is:

                    Registrar and Transfer Company
                    Dividend Reinvestment Agent
                    10 Commerce Drive
                    Cranford, NJ 07016-3572
                    (800) 368-5948
                      *    *    *    *    *

                             PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following is a list of estimated expenses incurred in connection with the issuance and distribution of shares of Common
Stock pursuant to the Plan:

               SEC Registration Fees . . . . . .     $ 1,560
               Costs of Printing . . . . . . . .         500
               Legal Fees and Expenses . . . . .       2,000
               Accounting Fees and Expenses. . .       2,500

                 Total . . . . . . . . . . . . .      $6,560


Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 12 of the Corporation's Articles of Incorporation provides as follows:

          (a)  As used in this section:

               (i) "Director" means any person who is or was a director of the Corporation and any person who, while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan.

               (ii)  "Corporation" includes any domestic or
foreign predecessor entity of the Corporation in a merger, consolidation or other transaction in which the predecessor's existence ceased upon consummation of such transaction.

               (iii)  "Expenses" include attorneys' fees.

               (iv)  "Official capacity" means:

     (1) When used with respect to a director, the office of director in the Corporation, and

     (2) When used with respect to a person other than a director, as contemplated in section (i) of this section, the elective or appointive office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent in behalf of the Corporation, but in each case does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, other enterprise, or employee benefit plan.


               (v) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

               (vi) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

          (b) The Corporation shall indemnify any person made a party to any proceeding by reason of the fact that he is or was a director if:

               (i)  He conducted himself in good faith; and

               (ii)  He reasonably believed:

     (1) In the case of conduct in his official capacity with the Corporation that his conduct was in its best interests; and

     (2) In all other cases, that his conduct was at least not opposed to its best interests; and

     (3) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

                          *     *     *

Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding, except that if the proceeding was by or in the right of the Corporation, indemnification may be made only against such reasonable expenses and shall not be made only against such reasonable expenses and shall not be made in respect of any proceeding in which the person shall have been adjudged to be liable to the Corporation. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, be determinative that the person did not meet the requisite standard of conduct set forth in this subsection.

          (c)  A director shall not be indemnified under section
(b) of this Article in respect of any proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he shall have been adjudged to be liable on the basis that personal benefit was improperly received by him.

               (d)(i) A director who has been wholly successful, on the merits or otherwise, in the defense of any proceeding referred to in section (b) of this Article, shall be indemnified against reasonable expenses incurred by him in connection with the proceeding.

               (ii) A court of appropriate jurisdiction, upon application of a director and such notice as the court shall require, shall have authority to order indemnification in the following circumstances:

     (1) If it determines a director is entitled to reimbursement under subsection (4)(i) of this Article, the court shall order indemnification, in which case the director shall also be entitled to recover the expenses of securing such reimbursement; or

     (2) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he has met the standard of conduct set forth in section (b) of this Article or has been adjudged liable in the circumstances described in section (c) of this Article, the court may order such indemnification as the court shall deem proper, except that indemnification with respect to any proceeding by or in the right of the Corporation or in which liability shall have been adjudged in the circumstances described in section (c) of this Article shall be limited to expenses. A court of appropriate jurisdiction may be the same court in which the proceeding involving the director's liability took place.

          (e) No indemnification under section (b) of this Article shall be made by the Corporation unless authorized in the specific case after a determination has been made that indemnification of the director is permissible or required in the circumstances because he has met the standard of conduct set forth in section (b) of this Article. Such determination shall be made as expeditiously as possible following any request that the Corporation make indemnification:

               (i) By the board of directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding; or

               (ii) If such a quorum cannot be obtained, then by a majority vote of a committee of the board, duly designated to act in the matter by a majority vote of the full board (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding; or

               (iii) By special legal counsel selected by the board of directors or a committee thereof by vote as set forth in subsection (e)(i) or (ii) of this Article, or, if the requisite quorum of the full board cannot be obtained therefor and such committee cannot be established, by a majority vote of the full board (in which selection directors who are parties may participate); or

               (iv)  By the shareholders.

Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible or required, except that if the determination that indemnification is permissible or required is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in a manner specified in subsection (e)(iii) of this Article in the preceding sentence for the selection of such counsel. Shares held by directors who are parties to the proceeding shall not be voted on the subject matter under this section.

     (f) Reasonable expenses incurred by a director who is a party to a proceeding shall be paid or reimbursed by the Corporation in advance of the final disposition of such proceeding upon receipt by the corporation of:

               (i) A written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation as required or authorized in this Article and

               (ii) A written undertaking by or on behalf of the director to repay such amount if it shall ultimately be determined that he has not met such standard of conduct, and after a determination that the facts then known to those making the determination would not preclude indemnification under this Article. The undertaking required by subsection (f)(ii) of this Article shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment. Determinations and authorizations of payments under this section shall be made in the manner specified in subsection (e) of this Article.

     (g) The Corporation, in addition, may indemnify and advance expenses to a director to such further extent, consistent with law, as may be provided by its bylaws, general or specific action of its board of directors or contract. Nothing contained in this Article shall limit the Corporation's power to pay or reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent in the proceeding.

     (h) For purposes of this Article, the Corporation shall be deemed to have requested a director to serve an employee benefit plan, whenever the performance by him of his duties to the Corporation also imposes duties on, or otherwise involves services by, him to the plan or participants or beneficiaries of the plan; excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines"; and action taken or omitted by a director with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

               (i)  An officer of the Corporation shall be
indemnified as and to the same extent provided in section (d) of this Article for a director and shall be entitled to the same extent as a director to seek indemnification pursuant to the provisions of section (d) of this Article; (ii) the Corporation shall indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent that it may indemnify and advance expenses to directors pursuant to this Article; and
(iii) the Corporation, in addition, shall indemnify and to advance expenses to an officer, employee or agent who is not a director to such further extent, consistent with law, as may be provided by its bylaws, general or specific action of its board of directors, or contract.

     (j) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

     (k) Any indemnification of, or advance of expenses to a director in accordance with this Article, if arising out of a proceeding by or in the right of the Corporation, shall be reported in writing to the shareholders with or before the notice of the next shareholders' meeting.

     (l) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                    *     *     *     *     *

     The registrant has also purchased directors' and officers' liability insurance covering certain liabilities incurred by its officers and directors in connection with the performance of their duties, including liabilities arising under the federal securities laws.

Item 16.  EXHIBITS


EXHIBIT        DESCRIPTION


     5* Opinion of Brown, Todd & Heyburn as to the legality of the securities registered

   23.1 Consent of Brown, Todd & Heyburn is contained in its opinion included herein as Exhibit 5

   23.2        Consent of KPMG Peat Marwick LLP

   24*         Power of Attorney

   99.1        Peoples First Corporation Share Owner Dividend
               Reinvestment Plan, as amended and restated is Appendix A to the Prospectus included herein.

   99.2        Letter to participants

[FN]
____________________
* Previously Filed.



Item 17.  UNDERTAKINGS

          (a) The undersigned issuer hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (b)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (b)(l)(i) and (b)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be the initial bona fide offering thereof.

     (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                            SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paducah, Commonwealth of Kentucky, on September 30, 1997.

                                   PEOPLES FIRST CORPORATION

                                   By  /s/ Aubrey W. Lippert
                                   ------------------------------
                                   Aubrey W. Lippert


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


SIGNATURE                   TITLE                       DATE

/s/ Aubrey W. Lippert          President and Chairman   September 30, 1997
-----------------------------  of the Board
Aubrey W. Lippert              (Principal Executive
                               Officer)

          *                    Vice Chairman of the     September 30, 1997
-----------------------------  Board and Director
Joe Dick

          *                    Principal Accounting     September 30, 1997
-----------------------------  Officer and Director
Allan B. Kleet                 (Principal Financial
                               and Accounting Officer)

          *                    Director                 September 30, 1997
-----------------------------
Walter L. Apperson

                               Director                 September 30, 1997
-----------------------------
Glen Berryman

          *                    Director                 September 30, 1997
-----------------------------
William R. Dibert

          *                    Director                 September 30, 1997
-----------------------------
Richard E. Fairhurst, Jr.

          *                    Director                 September 30, 1997
-----------------------------
William Rowland Hancock

                               Director                 September 30, 1997
-----------------------------
James T. Holloway

                               Director                 September 30, 1997
-----------------------------
Dennis W. Kirtley

                               Director                 September 30, 1997
-----------------------------
Joe Harry Metzger

          *                    Director                 September 30, 1997
-----------------------------
Jerry L. Page

          *                    Director                 September 30, 1997
-----------------------------
Rufus E. Pugh

          *                    Director                 September 30, 1997
-----------------------------
Neal H. Ramage

          *                    Director                 September 30, 1997
-----------------------------
Allan Rhodes, Jr.

                               Director                 September 30, 1997
-----------------------------
Mary Warren Sanders

          *                    Director                 September 30, 1997
-----------------------------
Victor F. Speck

_____________
     *By /s/ Aubrey W. Lippert, as attorney-in-fact for the named person pursuant to a power of attorney previously filed with this registration statement.